Exhibit 99.3

Delek Logistics Partners, LP
Index to Pro Forma Financial Statements

Unaudited Pro Forma Condensed Consolidated Financial Statements:

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2019	3

Unaudited Pro Forma Condensed Consolidated Statement of Income for year ended December 31, 2018	4

Unaudited Pro Forma Condensed Consolidated Statement of Income for three months ended March 31, 2019	5

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	6

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Delek Logistics Partners, LP
Unaudited Pro Forma Condensed Consolidated Financial Statements
On May 24, 2019, Delek Logistics Partners, LP (the "Partnership"), through its wholly owned indirect subsidiary DKL Pipeline, LLC (“DKL Pipeline”), entered into a Contribution and Subscription Agreement (the “Contribution Agreement”) with Plains Pipeline, L.P. ("Plains") and Red River Pipeline Company LLC (“Red River”). Pursuant to the Contribution Agreement, on May 28, 2019, DKL Pipeline contributed approximately $124.7 million to Red River in exchange for a 33% membership interest in Red River and DKL Pipeline’s admission as a member of Red River (the "Red River Pipeline Joint Venture"). Also pursuant to the Contribution Agreement, Plains, previously the sole member of Red River, contributed to Red River its ownership interests in the Red River Pipeline which consist of 60% ownership interest in the segment of the Red River Pipeline that starts in Cushing, Oklahoma and ends in Hewitt, Oklahoma and 100% ownership of the segment of the Red River Pipeline that starts in Hewitt, Oklahoma and ends in Longview, Texas. Pursuant to the Contribution Agreement, Plains retains ownership of a 67% membership interest in Red River. In addition, DKL Pipeline committed to invest (on a pro rata basis with Plains) approximately $20 million in an expansion project that is intended to increase the throughput capacity of the Red River Pipeline. We contributed approximately $3.5 million related to such expansion project.
The Unaudited Pro Forma Consolidated Financial Statements of the Partnership consist of a Condensed Consolidated Balance Sheet at March 31, 2019 and Condensed Consolidated Statements of Income for the year ended December 31, 2018 and the three-month period ended March 31, 2019, which reflect the Partnership's acquisition of its 33% membership interest in Red River as if it occurred on March 31, 2019 with respect to the Unaudited Pro Forma Condensed Consolidated Balance Sheet, and on December 31, 2018 with respect to the Unaudited Pro Forma Condensed Consolidated Statements of Income. The Unaudited Pro Forma Condensed Consolidated Financial Statements included herein have been derived from the following carve-out financial statements of the Red River Pipeline System prepared by Plains:

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the audited financial statements of the Red River Pipeline System as of and for the year ended December 31, 2018 set forth in Exhibit 99.1 to the Partnership's Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission ("SEC") on August 2, 2019; and

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the unaudited interim financial statements of the Red River Pipeline System as of March 31, 2019 and for the three months ended March 31, 2019 and March 31, 2018 set forth in Exhibit 99.2 to the Partnership's Current Report on Form 8-K/A filed with the SEC on August 2, 2019.

The unaudited pro forma condensed consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of our financial position or results of operations, nor is such unaudited pro forma condensed consolidated financial information necessarily indicative of the results to be expected for any future period. The pro forma adjustments are based on estimates and currently available information and assumptions that management believes are reasonable.
The unaudited notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma financial information. The unaudited pro forma condensed consolidated financial information and related notes thereto were derived from and should be read in conjunction with the historical consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on March 1, 2019 and the historical condensed consolidated financial statements and related notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 9, 2019.
The Partnership acquired its ownership interest in the Red River Pipeline Joint Venture primarily using borrowings under its third amended and restated senior secured revolving credit agreement with Fifth Third Bank, as administrative agent, and a syndicate of lenders (the "DKL Credit Facility").

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Delek Logistics Partners, LP
Unaudited Pro Forma Condensed Consolidated Balance Sheet
(in thousands, except unit and per unit data)

	March 31, 2019
	Delek Logistics Partners, LP	Investment in Red River Pipeline Company, LLC		Delek Logistics Partners, LP Pro Forma

ASSETS

Current Assets:
Cash and cash equivalents	$5,356	$(128,656)	(a)	$4,414
		128,000	(b)
		(286)	(c)
Accounts receivable	21,538	—		21,538
Inventory	6,669	—		6,669
Other current assets	629	—		629
Total current assets	34,192	(942)		33,250
Property, plant and equipment:
Property, plant and equipment	453,591	—		453,591
Less: accumulated depreciation	(146,712)	—		(146,712)
Property, plant and equipment, net	306,879	—		306,879
Equity method investments	107,830	128,942	(a) (c)	236,772
Operating lease right-of-use assets	19,186	—		19,186
Goodwill	12,203	—		12,203
Marketing contract intangible, net	136,407	—		136,407
Other non-current assets	23,511	—		23,511
Total assets	$640,208	$128,000		$768,208
LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable	$5,511	$—		$5,511
Accounts payable to related parties	10,522	—		10,522
Excise and other taxes payable	4,496	—		4,496
Pipeline release liabilities	3,293	—		3,293
Current portion of operating lease liabilities	4,258	—		4,258
Accrued expenses and other current liabilities	10,940	—		10,940
Total current liabilities	39,020	—		39,020
Non-current liabilities:
Long-term debt	705,175	128,000	(b)	833,175
Asset retirement obligations	5,290	—		5,290
Operating lease liabilities, net of current portion	14,928	—		14,928
Other non-current liabilities	17,700	—		17,700
Total non-current liabilities	743,093	128,000		871,093
Deficit:
Common unitholders - public; 9,113,359 units issued and outstanding at March 31, 2019 (9,109,807 at December 31, 2018)	168,389	—		168,389
Common unitholders - Delek Holdings; 15,294,046 units issued and outstanding at March 31, 2019 (15,294,046 at December 31, 2018)	(303,902)	—		(303,902)
General partner - 498,110 units issued and outstanding at March 31, 2019 (498,038 at December 31, 2018)	(6,392)	—		(6,392)
Total deficit	(141,905)	—		(141,905)
Total liabilities and deficit	$640,208	$128,000		$768,208

See accompanying notes to unaudited pro forma condensed consolidated financial statements

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Delek Logistics Partners, LP
Unaudited Pro Forma Condensed Consolidated Statement of Income
(in thousands)

	Year Ended December 31, 2018
	Delek Logistics Partners, LP	Investment in Red River Pipeline Company, LLC		Delek Logistics Partners, LP Pro Forma

Net revenues:
Affiliate	$240,809	$—		$240,809
Third party	416,800	—		416,800
Net revenues	657,609	—		657,609

Cost of sales:
Cost of materials and other	429,061	—		429,061
Operating expenses (excluding depreciation and amortization presented below)	55,924	—		55,924
Depreciation and amortization	24,108	—		24,108
Total cost of sales	509,093	—		509,093
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	2,820			2,820
General and administrative expenses	17,166	—		17,166
Depreciation and amortization	1,882	—		1,882
Loss on asset disposals	891	—		891
Total operating costs and expenses	531,852	—		531,852
Operating income	125,757	—		125,757
Interest expense, net	41,263	4,836	(d)	46,099
(Income) from equity method investments	(6,230)	(9,036)	(e)	(15,266)
Other expense, net	8	—		8
Total non-operating expenses (income), net	35,041	(4,200)		30,841
Income before income tax expense	90,716	4,200		94,916
Income tax expense	534	—		534
Net income attributable to partners	$90,182	$4,200		$94,382
Comprehensive income attributable to partners	$90,182	$4,200		$94,382

Less: General partner's interest in net income, including incentive distribution rights	25,543	84	(f)	25,627
Limited partners' interest in net income	$64,639	$4,116	(f)	$68,755

See accompanying notes to unaudited pro forma condensed consolidated financial statements

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Delek Logistics Partners, LP
Unaudited Pro Forma Condensed Consolidated Statement of Income
(in thousands)

	Three Months Ended March 31, 2019
	Delek Logistics Partners, LP	Investment in Red River Pipeline Company, LLC		Delek Logistics Partners, LP Pro Forma

Net revenues:
Affiliates	$62,965	$—		$62,965
Third party	89,518	—		89,518
Net revenues	152,483	—		152,483
Cost of sales:
Cost of materials and other	96,265	—		96,265
Operating expenses (excluding depreciation and amortization presented below)	15,307	—		15,307
Depreciation and amortization	6,124	—		6,124
Total cost of sales	117,696	—		117,696
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	751	—		751
General and administrative expenses	4,473	—		4,473
Depreciation and amortization	450	—		450
Loss on asset disposals	2	—		2
Total operating costs and expenses	123,372	—		123,372
Operating income	29,111	—		29,111
Interest expense, net	11,301	1,440	(d)	12,741
(Income) from equity method investments	(1,951)	(1,554)	(e)	(3,505)
Total non-operating expenses (income), net	9,350	(114)		9,236
Income before income tax expense	19,761	114		19,875
Income tax expense	65	—		65
Net income attributable to partners	$19,696	$114		$19,810
Comprehensive income attributable to partners	$19,696	$114		$19,810

Less: General partner's interest in net income, including incentive distribution rights	7,270	2	(f)	7,272
Limited partners' interest in net income	$12,426	$112	(f)	$12,538

See accompanying notes to unaudited pro forma condensed consolidated financial statements

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Delek Logistics Partners, LP
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 - Basis of Presentation

The unaudited pro forma condensed consolidated financial information presents the application of pro forma adjustments to our historical financial statements to eflect (i) the Red River Pipeline Joint Venture and (ii) the payment of estimated expenses in connection with the Red River Pipeline Joint Venture. The unaudited pro forma condensed consolidated statements of income for three months ended March 31, 2019 and the year ended December 31, 2018 give effect to the Red River Pipeline Joint Venture as if it had occurred on January 1, 2018, and the unaudited pro forma condensed consolidated balance sheet as of March 31, 2019 gives effect to the Red River Pipeline Joint Venture as if it had occurred on March 31, 2019.

Note 2 - Pro Forma Balance Sheet

(a) Reflects the actual cash contribution to Red River for the Partnership's membership interest in the Red River Pipeline Joint Venture which totaled approximately $128.7 million.

(b) Reflects the actual borrowings under DKL Credit Facility for the acquisition amounting to $128.0 million. The difference between the cash consideration transferred and the increase in the DKL Credit Facility is attributed to the use of cash on hand.

(c) Reflects actual transaction costs incurred by the Partnership associated with the investment in the Red River Pipeline Joint Venture.

Note 3 - Pro Forma Net Income

(d) Reflects pro forma incremental interest expense attributable to the increase to the DKL Credit Facility associated with the Red River Pipeline Joint Venture, based on applying actual weighted average interest rates under the DKL Credit Facility for the periods to the new borrowing.

(e) Reflects the pro forma allocation of investment income based on application of the Partnership's ownership interest to the Red River Pipeline Joint Venture's net income for the respective periods. The following table represents the impact of Red River's earnings on the Partnership's investment income for the year ended December 31, 2018 and the three months ended March 31, 2019 ($ in thousands):

	Twelve Months Ended	Three Months Ended
	December 31, 2018	March 31, 2019
Red River net income	$27,383	$4,710
Partnership share of Red River net income	$9,036	$1,554

(f) Reflects the allocation of earnings associated with the Red River Pipeline Joint Venture to the general and limited partners according to their respective ownership percentages.

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